CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of JPE, Inc. on Form S-8 (File Nos. 33-86060, 33-93326, and 33-93328), of our
report dated February 26, 1998, except as to the information presented in Note 16, for which the date is March 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of JPE, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1995, 1996 and 1997 which report is included in this Annual Report on Form 10-K.


/s/  COOPERS & LYBRAND L.L.P.


Detroit, Michigan
March 31, 1998